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                                                                    EXHIBIT 23.3




The Board of Directors
The WMF Group, Ltd.


We consent to the use of our report, included herein on Form S-3, on the consolidated balance sheet of WMF Holdings Ltd. (a wholly owned subsidiary of Commonwealth Overseas Trading Company Limited), and subsidiaries as of December 31, 1995, and the related consolidated statements of operations, changes in stockholder's equity and cash flows for the years ended December 31, 1995 and 1994.

                                                /s/ KPMG Peat Marwick LLP


Washington, D.C.
October 8, 1997